As filed with the United States Securities and Exchange Commission on October 5, 2021.
Registration No. 333-257240
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
bleuacacia ltd
(Exact name of registrant as specified in its charter)
Cayman Islands	6770	98-1582905
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
c/o The Keffi Group Ltd.
500 Fifth Avenue
New York, New York 10110
Telephone: (212) 935-5599
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Jide Zeitlin
c/o The Keffi Group Ltd.
500 Fifth Avenue
New York, New York 10110
Telephone: (212) 935-5599
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Valerie Ford Jacob, Esq. Michael A. Levitt, Esq. Freshfields Bruckhaus Deringer US LLP 601 Lexington Avenue New York, New York 10022 (212) 277 4000	Paul Tropp Aditya Khanna Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 (212) 596 9000
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-third of one redeemable warrant(2)	34,500,000	$10.00	$345,000,000	$37,639.50
Class A ordinary shares included as part of the units(3)(4)	34,500,000	—	—	—(5)
Redeemable warrants included as part of the units(3)(4)	11,500,000	—	—	—(5)
Shares issuable upon exercise of redeemable warrants included as part of the units	11,500,000	$11.50	$132,250,000	$14,428.48(6)
Total			$477,250,000	$52,067.98(7)
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 4,500,000 units, consisting of 4,500,000 Class A ordinary shares and 1,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)
Maximum number of Class A ordinary shares and redeemable warrants, as applicable, included in the units described above, including those that may be issued upon exercise of a 45-day option granted to the underwriters.

(5)	No fee pursuant to Rule 457(g) under the Securities Act.
(6)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.
(7)	Previously paid.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATIORY NOTE
This amendment is being filed solely to file Exhibit 10.1 to the Registration Statement.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution.
The estimated expenses payable by us in connection with the offering described in this registration statement other than the underwriting discount and commissions) will be as follows:
Legal fees and expenses	$400,000
Accounting fees and expenses	58,000
SEC expenses	52,000
FINRA expenses	72,000
Travel and road show	10,000
NYSE listing and filing fees	85,000
Printing and engraving expenses	30,000
Miscellaneous expenses	18,000
Total offering expenses	$725,000
Item 14.	Indemnification of Directors and Officers.
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our directors and officers to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.
We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We may purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.
We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 15.	Recent Sales of Unregistered Securities.
On February 12, 2021, bleuacacia sponsor LLC, our sponsor, subscribed for an aggregate of 8,625,000 founder shares (up to 1,125,000 founder shares will be surrendered to us by our sponsor for no consideration after the closing of this offering depending on the extent to which the underwriters’ option to purchase additional units is exercised), for an aggregate offering price of $25,000. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the issued and outstanding ordinary shares upon completion of this offering. Such securities were issued in connection with our incorporation pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D.
In addition, our sponsor has committed, pursuant to a written agreement, to purchase from us an aggregate of 5,333,333 (or 5,933,333 warrants if the underwriters’ over-allotment option is exercised in full) private placement warrants at $1.50 per warrant (for an aggregate purchase price of $8,000,000 or $8,900,000 in the aggregate if the underwriters’ over-allotment option is exercised in full). This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.
(a)	Exhibits. The following exhibits are being filed herewith:
Exhibit	Description
1.1*	Form of Underwriting Agreement
3.1*	Memorandum and Articles of Association
3.2*	Form of Amended and Restated Memorandum and Articles of Association
4.1*	Specimen Unit Certificate
4.2*	Specimen Class A Ordinary Share Certificate
4.3*	Specimen Warrant Certificate (included in Exhibit 4.4)
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1*	Opinion of Maples & Calder, Cayman Islands legal counsel to the Registrant
5.2*	Opinion of Freshfields Bruckhaus Deringer US LLP, U.S. legal counsel to the Registrant
10.1**	Amended and Restated Promissory Note, dated July 30, 2021, issued to bleuacacia sponsor LLC
10.2*	Form of Letter Agreement among the Registrant and its directors, officers and senior advisors and bleuacacia sponsor LLC
10.3*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.4*	Form of Registration Rights Agreement between the Registrant and certain security holders
10.5*	Securities Subscription Agreement, dated February 12, 2021, between the Registrant and bleuacacia sponsor LLC
10.6*	Form of Sponsor Warrants Purchase Agreement between the Registrant and bleuacacia sponsor LLC
10.7*	Form of Indemnity Agreement
10.8*	Form of Administrative Services Agreement, by and between the Registrant and an affiliate of the Registrant
14*	Form of Code of Ethics and Business Conduct
23.1*	Consent of Marcum LLP
23.2*	Consent of Maples & Calder (included in Exhibit 5.1)
23.3*	Consent of Freshfields Bruckhaus Deringer US LLP (included in Exhibit 5.2)
24*	Power of Attorney (included on signature page to the initial filing of this Registration Statement)
99.1*	Consent of Jide Zeitlin
99.2*	Consent of Lew Frankfort
99.3*	Consent of Charles McGuigan
99.4*	Consent of Ibukun Awosika
99.5*	Consent of Natara Holloway
*	Previously filed
**	Filed herewith
(b)	Financial Statements. See page F-0 for an index to the financial statements and schedules included in the registration statement.
Item 17.	Undertakings.
(a)
The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(c)	The undersigned registrant hereby undertakes that:
(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)
For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of October, 2021.
BLEUACACIA LTD

By:	/s/ Jide Zeitlin
Name: Jide Zeitlin Title: Co-Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date

/s/ Jide Zeitlin	Co-Chief Executive Officer (Principal Executive Officer)	October 5, 2021
Jide Zeitlin

*	Co-Chief Executive Officer (Principal Executive Officer)	October 5, 2021
Lew Frankfort

*	Executive Director (Principal Financial and Accounting Officer)	October 5, 2021
Thomas Northover
*By:	/s/ Jide Zeitlin	October 5, 2021
Jide Zeitlin
Attorney-in-fact
II-4